Exhibit 99.1

SUBSCRIPTION AGREEMENT

C.O.R.E. (USA) Community-Oriented
Resource Environment, Inc.
14320 Marc Road
Maple Ridge, British Columbia V4R 2G5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of C.O.R.E. (USA) Community-Oriented Resource Environment, Inc. (the "Company") at a price of US$2.00 per share (the "Subscription Price").

The Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such shares.

MAKE CHECK PAYABLE TO: C.O.R.E. (USA) Community-Oriented Resource Environment, Inc.

Executed this _____ day of _____________, 200___, at ___________________(Street Address), ________________ (City), ________________ (State) ________ (Zip Code).

_____________________________________
Signature of Purchaser

_____________________________________
Printed Name of Purchaser

_____________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased: _____________________
Total Subscription Price: $_____________

Form of Payment:
Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, 200_______.

C.O.R.E. (USA) COMMUNITY-ORIENTED RESOURCE ENVIRONMENT, INC.

BY: ______________________________

Title: ___________________________